SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2004

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events and Regulation FD Disclosure

     On June 16, 2004, Piedmont Natural Gas Company, Inc., issued a Press Release to report that Minor Mickel Shaw, Greenville, South Carolina, has been elected to the Board of Directors effective July 1, 2004. Mrs. Shaw is President of Micco Corporation and the Mickel Investment Group. A copy of the Press Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

99.1	Press Release dated June 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)
By /s/ Barry L. Guy
Barry L. Guy
Vice President and Controller (Principal Accounting Officer)

Date June 17, 2004

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